                                                                     EXHIBIT 3.6

                             ARTICLES OF CONVERSION
                                       OF
                         ALL AMERICAN PIPELINE COMPANY


          Pursuant to the provisions of Articles 5.17 through 5.20 of the Texas Business Corporation Act, All American Pipeline Company, a Texas corporation (the "Converting Entity"), does hereby adopt the following Articles of Conversion for the purpose of converting the Converting Entity into All American Pipeline, L.P., a Texas limited partnership (the "Converted Entity").

          1. The name, address, form of organization and date of incorporation of the Converting Entity and the state under the laws of which it is organized are:

           Name of Entity                 Form of                 Date of
             and Address                Organization   State   Incorporation
          ----------------              ------------   -----   -------------
     All American Pipeline Company      Corporation    Texas         6/22/83
     500 Dallas, Suite 700
     Houston, Texas 77002

          2. The name, address, type of entity of the Converted Entity and the state under the laws of which it is organized are:

        Name of Entity                 Form of
         and Address                Organization       State
       ----------------          -------------------   -----
All American Pipeline, L.P.      Limited Partnership   Texas
500 Dallas, Suite 700
Houston, Texas 77002

          3. The Converted Entity is being created pursuant to the Plan of Conversion of The Converting Entity as set forth in the Plan attached hereto as Exhibit "A" (the "Plan"). The Plan was approved, adopted, certified, executed and acknowledged by the Converting Entity in the manner prescribed by the Texas Business Corporation Act.

          4. The executed Plan is on file at the principal place of business of the Converting Entity, located at 500 Dallas, Suite 700, Houston, Texas 77002. Additionally, the executed Plan will be on file, from and after the date of conversion, at the principal place of business of the Converted Entity, located at 500 Dallas, Suite 700, Houston, Texas 77002.

          5. A copy of the Plan will be furnished by the Converting Entity (prior to conversion) or the Converted Entity (after the conversion), upon written request and without cost, to any shareholder of the Converting Entity or any partner of the Converted Entity.
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          6.   The number of shares outstanding, and the number of shares voted for and against the Conversion are as follows:

                                          Votes
                         Votes For       Against
Outstanding Shares      Conversion     Conversion
------------------      -----------   -------------
     1,100                  1,100          -0-

          7. In lieu of the Comptroller's certificate, the Converted Entity will be responsible for the payment of all fees and franchise taxes.

          8. The conversion will become effective on the date and time of the filing of these Articles of Conversion in accordance with the provisions of the Texas Business Corporation Act.

Dated:  November 10, 1998

                                    All American Pipeline Company


                                    By:        /s/ Michael R.  Patterson
                                            ----------------------------
                                    Name:   Michael R. Patterson
                                    Title:  Vice President
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                                  EXHIBIT "A"
                                  -----------

                               PLAN OF CONVERSION
                                       OF
                         ALL AMERICAN PIPELINE COMPANY


     1. The following are the domestic converting and converted entities that are a party to the conversion:

     A. All American Pipeline Company, a Texas corporation (the "Converting Entity"); and

     B. All American Pipeline, L.P., a Texas limited partnership (the "Converted Entity").

     2. The Converting Entity shall continue in its existence in the organizational form of the Converted Entity, which shall be a Texas limited partnership organized under the Texas Revised Limited Partnership Act.

     3. Each share of the Converting Entity shall be canceled and extinguished and shall be convertible into and become a right to receive from the Converted Entity general and limited partner interests in the Converted Entity. Each such general and limited partner interest shall have the same value as each share of the Converting Entity.

     4. Attached hereto as Annex "A" is the Certificate of Limited Partnership of the Converted Entity.
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                                    ANNEX A

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          ALL AMERICAN PIPELINE, L.P.

     1.   The name of the limited partnership is All American Pipeline, L.P.

     2. The address of the registered office and the name and address of the registered agent for service of process is as follows:

                    Michael R. Patterson
                    500 Dallas, Suite 700
                    Houston, Texas 77002

     3. The address of the principal office in the United States where records of the limited partnership are to be kept or made available is as follows:

                    500 Dallas, Suite 700
                    Houston, Texas 77002

     4. The name, mailing address and the street address of the business of the sole general partner is as follows:

                    Plains All American Inc.
                    500 Dallas, Suite 700
                    Houston, Texas 77002

     5. The limited partnership is to be formed as of the time of the filing of this Certificate of Limited Partnership with the Secretary of State of Texas.

     6. This limited partnership is being organized pursuant to a plan of conversion. The name, address, prior form of organization, date of incorporation and the jurisdiction of incorporation of the converting entity are as follows:

          Name                 Prior Form of      Date of      Jurisdiction of
       and Address             Organization    Incorporation    Incorporation
       -----------             -------------   -------------   ---------------
    All American                Corporation          6/22/83        Texas
    Pipeline Company
    500 Dallas, Suite 700
    Houston, Texas 77002